UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

NewCardio, Inc.
(Exact name of Company as specified in its charter)

Delaware	333-132621	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 516-5000

N/A
(Former name or former address, if changed since last report)

|_|  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02     Unregistered Sales of Equity Securities.

As previously reported by NewCardio, Inc. (the “Company”), in its current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2009,  the Company entered into a $3 million credit line arrangement (the “Credit Line”), on July 30, 2009, pursuant to a Securities Purchase Agreement (the “SPA”), pursuant to which purchasers purchased 12% Secured Revolving Debentures Due March 31, 2011(the “Debentures”) and, in connection therewith, (x) were issued 750,000 five year common stock purchase warrants with an exercise price of $0.01 per share, and (y) will be issued upon each draw down under the Credit Line, for each $1.00 advanced under the Credit Line, additional five year common stock purchase warrants exercisable at a price equal to 100% of the average VWAPs for the prior five trading days (the “Draw Down Warrants”). The SPA and the Debentures were amended on December 30, 2009, to extend for two months the period during which advances are available under the credit line and its maturity date.  The Draw Down Warrants have full-ratchet price protection with respect to future Draw Down Warrants issued under the Credit Line and future issuances of equity securities by the Company (subject to certain specific exceptions).  The warrants also have cashless exercise provisions and are subject to forced cashless exercise in the event that the average of VWAP for the Company's common stock for 20 trading days is greater than the price per share which is 300% of the exercise price per share.  All interest under the Debentures accrues and is payable upon maturity.  Forms of the warrants and the debenture are exhibits to the SPA filed as an exhibit to the Company’s current report on Form 8-K, filed with the SEC on July 30, 2009.

On March 10, 2010, the Company received a $500,000 advance under the Credit Line and issued Draw Down Warrants for the purchase of 500,000 shares of common stock at an exercise price per share of $1.45.

In connection with the Credit Line, purchasers of the Company’s preferred stock in its PIPE financing in September 2009 (reported on the Company’s current report on Form 8-K, filed with the SEC on September 15, 2009) were given a one-time right, upon notice of the initial advance under the Credit Line, to exchange their PIPE securities for a like dollar about of Debentures and warrants under the Credit Line.  Notice of the advance was delivered to the PIPE investors and none exercised their exchange right.

Item 9.01    Financial Statements And Exhibits.

(d)  Exhibits.
None.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewCardio, Inc.

Date: March 12, 2010	By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer